Exhibit 5.1
November 27, 2006
AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to AGCO Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder (“Rules”) of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	shares of the Company’s common stock, $0.01 par value (the “Common Stock”), and

(b)	convertible debt securities of the Company (the “Convertible Debt Securities,” and together with the Common Stock, collectively the “Securities”).
     The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein and any prospectus supplements.
     In each case, except as otherwise set forth in the applicable prospectus supplement, (a) any Convertible Debt Securities will be issued in one or more series pursuant to a Convertible Debt Indenture (together with any supplemental indentures, the “Convertible Debt Indenture”) to be entered into between the Company and a trustee thereunder (the “Convertible Debt Trustee”) in a form that either has been filed as an exhibit to the Registration Statement or will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (b) any Common Stock will be issued under the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”).
     As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the “corporate proceedings”), the Company’s Board of Directors will, before they are issued, authorize the issuance of any Securities, and certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors or a committee thereof or, where appropriate, certain authorized officers of the Company.
     In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Certificate of Incorporation and Bylaws, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume (a) that the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act and (b) with respect to the opinion in Paragraph 3 below, compliance by the Company and the Convertible Debt Trustee with the terms and conditions of the Convertible Debt Indenture.
     Based on and subject to the foregoing, we are of the opinion that:
1.	The Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, will be validly issued, fully paid and non-assessable.

2.	When the Convertible Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended, and assuming due authorization, execution and delivery by the Convertible Debt Trustee, the Convertible Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.	When (a) the Convertible Debt Securities have been duly authorized, (b) the final terms of the Convertible Debt Securities have been duly established and approved, and (c) the Convertible Debt Securities have been duly executed by the Company and authenticated by the Convertible Debt Trustee in accordance with the Convertible Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, and any prospectus supplement related thereto, the Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Convertible Debt Indenture.
     The foregoing opinions are subject to the following exclusions and qualifications:
a.	Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

b.	We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

c.	The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware; however, we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, New York), municipal law or the laws of any local agencies within any state (including, without limitation, New York). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
     This opinion letter is rendered solely for your benefit in connection with the offer and sale of the Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,
/s/ Troutman Sanders LLP